Exhibit 10.15

Community Choice Financial Inc.

2011 MANAGEMENT EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

GRANTS TO:

THIS AGREEMENT (this “Agreement”) is made effective as of                         , between Community Choice Financial Inc., an Ohio corporation (the “Company”), and                          , who is an employee of the Company or one of its Subsidiaries (the “Grantee”). Capitalized terms, unless defined in this Agreement, shall have the same meanings as in the Plan (as defined below).

WHEREAS, in connection with the Grantee’s employment with the Company or one of its Subsidiaries, the Company has granted to the Grantee as of                            (the “Grant Date”) Restricted Stock Units where each Restricted Stock Unit has a value equivalent to one Share pursuant to the terms and conditions of this Agreement and the Company’s 2011 Management Equity Incentive Plan (the “Plan”).

WHEREAS, the Board has determined that it would be to the advantage, and in the best interest, of the Company and its shareholders to grant the Restricted Stock Units provided for herein to the Grantee as an incentive for increased efforts during the Grantee’s employment with the Company or one of its Subsidiaries.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. GRANT OF RSUs

(a)  Grant.  Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Grantee                         Restricted Stock Units, where each Restricted Stock Unit has a value equivalent to one Share (the “RSUs”).

(b)  Plan.  The RSUs are granted under the Plan, which is incorporated herein by this reference and made a part of this Agreement.

(c)  No Rights as Shareholder or Dividend Equivalents.  It shall be understood that none of the terms contained herein grant to the Grantee any rights as a shareholder, and such Grantee shall not have any such rights unless and until such Grantee receives Shares pursuant to the RSUs. No dividend equivalents will accrue, be credited or be paid or payable with respect to the RSUs.

SECTION 2. PAYMENT OF RSUs

If the RSUs under this Agreement become nonforfeitable (“Vest,” “Vesting,” or “Vested”) in accordance with Section 3, the Grantee will be entitled to payment of the Vested RSUs at the time specified in Section 4.

SECTION 3. VESTING OF RSUs

(a)  Normal Vesting.  The RSUs granted to the Grantee pursuant to this Agreement shall Vest ratably in annual one-third (1/3) increments on each of the first three anniversaries of the Grant Date.

(b)  Forfeiture upon Cessation of Employment.  In the event the Grantee ceases to be employed by the Company or any of its Subsidiaries prior to Vesting, the Grantee shall forfeit to the Company, without compensation or any other consideration, all RSUs that are granted pursuant to this Agreement.

SECTION 4. TIME AND FORM OF SETTLEMENT OF VESTED RSUs

(a)  General.  Payment for the RSUs that have become Vested in accordance with Section 3(a) shall be made in Shares and shall be paid between January 1, and March 15, of the year following that in which they Vest.

SECTION 5. CONDITIONS TO ISSUANCE OF SHARES.

(a)  Issuance of Shares.  As a condition to the payment of the RSUs, the Grantee shall, prior to the payment date of the RSUs pursuant to Section 4, deliver to the Company an executed Joinder Agreement to the Shareholders Agreement. The Shares issued to Grantee in accordance with this Agreement (the “Award Shares”) will be registered in the name of the Grantee (or in the names of such person and his spouse as community property or as joint tenants with right of survivorship), with any legend required pursuant to the Shareholders Agreement or otherwise required under the securities laws; provided that the Grantee, as a condition to the issuance of Award Shares hereunder, makes, as of the time of issuance of such Award Shares, representations and warranties in a form satisfactory to the Company and substantially similar to those contained in Exhibit A.

(b)  Withholding Requirements.  If the Company or any Subsidiary shall be required to withhold any federal, state, local or foreign tax in connection with any vesting or payment of the RSUs, pursuant to this Agreement, the Grantee (or the Grantee’s representative) will pay to the Company (or Subsidiary if applicable), or make arrangements satisfactory to the Board regarding payment of, any federal, state, local or foreign taxes of any kind required by law to be paid and/or withheld with respect to such RSUs.

SECTION 6. SECURITIES LAW ISSUES; TRANSFER RESTRICTIONS

(a)  Grantee Acknowledgements and Representations.  The Grantee understands and agrees that: (i) the RSUs and any Award Shares will not be registered under the Securities Act, (ii) the RSUs and any Award Shares will be restricted securities under the Securities Act and (iii) neither the RSUs nor any Award Shares may be resold or transferred unless they are first registered under the Securities Act or unless an exemption from such registration is available. The Grantee hereby makes to the Company the representations and warranties set forth in Exhibit A hereto with respect to the RSUs and any Award Shares.

(b)  No Registration Rights.  Except as otherwise set forth in the Shareholders Agreement with respect to any Award Shares, the Company may, but shall not be obligated to, register or qualify the issuance of such Shares to, or the resale of any such Shares by, the Grantee under the Securities Act or any other applicable law.

(c)  Transfers.

(i)            RSUs Not Transferable.  The RSUs shall not be transferable to any Person for any reason. Any attempt to transfer the RSUs shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted transfer.

(ii)           Award Shares Subject to Shareholders Agreement.  The Award Shares shall be subject to the restrictions on transfer as set forth in Article 3 of the Shareholders Agreement, except with respect to a transfer by will or by the laws of descent and distribution. Unless otherwise permitted pursuant to the Shareholders Agreement, the Grantee shall not transfer any Award Shares (A) except in compliance with the provisions of Article 3 of the Shareholders Agreement, and (B) unless the transferee shall have agreed in writing to be bound by the terms of this Agreement and the Shareholders Agreement in a manner acceptable to the Board and otherwise acknowledging that such Award Shares are subject to the restrictions set forth in this Agreement and the Shareholders Agreement. Any attempt to transfer any Award Shares which is not in compliance with this Agreement shall be null and void and have no force or effect, and the Company shall not, and shall cause any transfer agent not to, give any effect in such entity’s share records to such attempted transfer. The Grantee acknowledges that the transfer restrictions contained in this Agreement are reasonable and in the best interests of the Company.

SECTION 7. ADJUSTMENT OF SHARES

In the event of a Recapitalization or merger or consolidation, the terms of the RSUs (including, without limitation, the number of RSUs and kind of Shares payable pursuant to the RSUs) may be adjusted as set forth in Section 13 of the Plan. In the event of a Change of Control, the Board may provide in substitution for the RSUs such alternative consideration (including cash) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of the RSUs so replaced. Any action taken by the Board pursuant to this Section 7 will only be taken to the extent it does not result in the RSUs failing to comply with or ceasing to be exempt from Section 409A of the Code.

SECTION 8. MISCELLANEOUS PROVISIONS

(a)  No Retention Rights.  Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in service or interfere with or otherwise restrict in any way the rights of the Company or any Subsidiary employing the Grantee, which rights are hereby expressly reserved by the Company and any Subsidiary employing the Grantee, to terminate the Grantee’s service at any time and for any reason.

(b)  Notices.  All notices, requests and other communications under this Agreement shall be in writing and shall be delivered in person (by courier or otherwise), mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, as follows:

If to the Company, to:

c/o Community Choice Financial Inc.

7001 Post Road, Suite 200

Dublin, OH 43016

Attn: General Counsel

If to the Grantee, to the address set forth on the Company’s payroll records,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other party hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether by courier or otherwise, made within two Business Days after the date of such facsimile transmissions; provided that such confirmation mailing or delivery shall not affect the date of receipt, which will be the date that the facsimile successfully transmitted the notice, request or other communication.

(c)  Entire Agreement.  This Agreement and the Plan, together with the Shareholders Agreement, and the other agreements referred to herein and therein and any schedules or exhibits referred to herein or therein, constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof.

(d)  Amendment; Waiver.  No amendment or modification of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and the Grantee, except that the Company may amend or modify the Agreement without the Grantee’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. The failure of the Company in any instance to exercise any repurchase rights shall not constitute a waiver of any other repurchase rights that may subsequently arise under the provisions of this Agreement or any other agreement between the Company and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given.

(e)  Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Grantee except pursuant to a transfer in accordance with the provisions of this Agreement.

(f)  Successors and Assigns; No Third Party Beneficiaries.  This Agreement shall inure to the benefit of and be binding upon the Company and the Grantee and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Grantee, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(g)  Governing Law, Venue.  This Agreement and any matters or disputes related to, in connection with, or arising under this Agreement shall be governed by the laws of the State of                                , without regard to the conflicts of laws rules of such state.

(h)  Interpretation.  Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation apply:

Headings.  The division of this Agreement into Sections and other subdivisions and the insertion of headings are for convenience of reference only and do not alter the meaning of, or affect the construction or interpretation of, this Agreement.

Section References.  All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise provided.

Schedules/Exhibits.  Any capitalized terms used in any Schedule or Exhibit to this Agreement but are not otherwise defined therein have the meanings set forth in this Agreement.

(i)  Severability.  If any provision of this Agreement is invalid or incapable of being enforced by any law, all other provisions of this Agreement remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(j)  Counterparts.  The parties may execute this Agreement in one or more counterparts, each of which constitutes an original copy of this Agreement and all of which, collectively constitute only one agreement. The signatures of all the parties need not appear on the same counterpart.

(k)  Grantee Undertaking.  The Grantee agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or upon the RSUs or any Award Shares pursuant to the provisions of this Agreement.

(l)  Plan; Shareholders Agreement; Counsel.  The Grantee acknowledges and understands that material definitions and provisions concerning the RSUs or any Award Shares and the Grantee’s rights and obligations with respect thereto are set forth in the Plan and the Shareholders Agreement. The Grantee has had the opportunity to retain legal counsel, and has read carefully, and understands, the provisions of such documents.

SECTION 9. DEFINITIONS

(a)           “Business Day” has the meaning ascribed to such term in the Shareholders Agreement.

(b)           “Change of Control” shall have the meaning ascribed to it in the Shareholders Agreement.

(c)           “Joinder Agreement” means an agreement substantially in the form of Exhibit A of the Shareholders Agreement, pursuant to which the Grantee shall become a party to the Shareholders Agreement and subject to all of the rights, restrictions and obligations contained therein.

(d)           “Person” means any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

IN WITNESS WHEREOF, the parties have executed this Restricted Stock Unit Agreement as of the day and year first written above.

COMMUNITY CHOICE FINANCIAL INC.

By:
Name:
Title:

GRANTEE

Name:

EXHIBIT A

Investment Representations and Warranties

The Grantee hereby represents and warrants to the Company that:

1.                                      The RSUs and Award Shares (either or both, the “Securities”) received by [him/her] will be held by [him/her] for investment only for [his/her] own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws. The Grantee has no current intention of selling, granting participation in or otherwise distributing the Securities in violation of applicable U.S. federal or state or foreign securities laws. The Grantee does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Securities, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.                                      The Grantee understands that the issuance of the Securities has not been registered under the Securities Act or any applicable U.S. federal, state or foreign securities laws, and that the Securities are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein.

3.                                      The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of [his/her] owning the Securities. The Grantee is a sophisticated investor, has relied upon independent investigations made by the Grantee and, to the extent believed by the Grantee to be appropriate, the Grantee’s representatives, including the Grantee’s own professional, tax and other advisors, and is making an independent decision to invest in the Securities. The Grantee has been furnished with such documents, materials and information that the Grantee deems necessary or appropriate for evaluating an investment in the Company, and the Grantee has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Securities. The Grantee has not relied upon any representations or other information (whether oral or written) from the Company or its shareholders, directors, officers or affiliates, or from any other person or entity, in connection with [his/her] investment in the Securities. The Grantee acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Securities.

4.                                      The Grantee has had, prior to [his/her] being granted the Securities, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by the Agreement and the Grantee’s holding of the Securities and to obtain additional information necessary to verify the accuracy of any information furnished to [him/her] or to which [he/she] had access. The Grantee confirms that [he/she] has satisfied [himself/herself] with respect to any of the foregoing matters.

5.                                      The Grantee acknowledges that [he/she] has had the opportunity to seek legal advice from; and has received legal advice on the Agreement, the transactions contemplated therein and all documents, materials and information that [he/she] has requested or read relating to holding the Securities and confirms that [he/she] has satisfied [himself/herself] with respect to any of the foregoing matters.

6.                                      The Grantee understands that no U.S. federal or state or foreign agency has passed upon the Securities or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Grantee in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Securities.

7.                                      The Grantee understands that there are substantial restrictions on the transferability of the Securities and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Securities and, accordingly, it may not be possible for the Grantee to liquidate [his/her] investment in case of emergency, if at all. In addition, the Grantee understands that the Agreement and Shareholders Agreement contain substantial restrictions on the transferability of the Securities and provide that, in the event that the conditions relating to the transfer of any Securities in such document has not been satisfied, the holder shall not transfer any such Securities, and unless otherwise specified the Company will not recognize the transfer of any such Securities on its books and records or issue any share certificates representing any such Securities, and any purported transfer not in accordance with the terms of the Agreement or the Shareholders Agreement shall be void. As such, Grantee understands that: a restrictive legend or legends in a form to be set forth in the Agreement and the Shareholders Agreement will be placed on the certificates representing the Securities; a notation will be made in the appropriate records of the Company indicating that each of the Securities are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Securities; and the Grantee will sell, transfer or otherwise dispose of the Securities only in a manner consistent with its representations set forth herein and then only in accordance with the Agreement and the Shareholders Agreement.

8.                                      The Grantee understands that (i) the Securities may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Securities have not been registered under the Securities Act; (iii) the Securities must be held indefinitely and [he/she] must continue to bear the economic risk of holding the Securities unless such Securities are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Grantee is prepared to bear the economic risk of holding the Securities for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Securities; (vi) the Securities are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Securities may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

9.                                      The Grantee understands that an investment in the Securities is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment. In that regard, the Grantee understands that [his/her] holding the Securities involves a high degree of risk of loss. The Grantee acknowledges that: (i) [he/she] has adequate means of providing for [his/her] current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) [his/her] commitment to investments which are not readily marketable is not disproportionate to [his/her] net worth; and (iii) [his/her] holding the Securities will not cause [his/her] overall financial commitments to become excessive.

10.                               The Grantee is an “accredited investor,” as such term is defined in Rule 501 of the Securities Act.